Exhibit 5.2

July 1, 2021

The Original Bark Company

221 Canal Street

New York, NY 10013

Re:	2025 Convertible Notes Issued by BarkBox, Inc.

Ladies and Gentlemen:

We have acted as special counsel to The Original BARK Company, a Delaware corporation (“BARK”), BarkBox, Inc., a Delaware corporation (“Legacy BARK”), BarkPark, LLC, a Delaware limited liability company (“Park”), BarkRetail, LLC, a Delaware limited liability company (“Retail”), Bark International, LLC, a Delaware limited liability company (“International”), and The Original Bark Company Pty Ltd, an Australian proprietary limited company (“Original”) in connection with the filing of a registration statement (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), on Form S-1 with the Securities and Exchange Commission (the “Commission”), for the purpose of, among other things, registering under the Act the resale by the noteholders named in the prospectus contained in the Registration Statement (the “Prospectus”) of up to $75,000,000 aggregate principal amount of 5.50% convertible senior notes due 2025 issued by Legacy BARK (the “Notes”) and the related guarantees of the Notes (the “Guarantees”) by each of BARK, Park, Retail, International, and Original (collectively, the “Guarantors”).

The Notes and Guarantees have been issued under an Indenture dated as of November 27, 2020 by and among Legacy BARK, the Guarantors, and U.S. Bank National Association, a national banking association, as trustee (in such capacity as trustee, the “Trustee”), as amended by that certain Supplemental Indenture No. 1 dated as of April 20, 2021, and as further amended by that certain Supplemental Indenture No. 2 dated as of June 2, 2021 (as amended, the “Indenture”).

In rendering the opinions expressed below, we have examined copies of (and our opinions are limited to): (i) the Registration Statement; (ii) the Prospectus; (iii) the Indenture; (iv) the form of the Notes; (v) the form of the Guarantees as set forth in the Indenture; and (vi) and such other documents, consents, corporate filings, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein in our limited capacity as special counsel.

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The Original Bark Company

July 1, 2021

In our examination, we have assumed, without independent investigation, that (i) the signatures of persons executing all documents in connection with this opinion is rendered are genuine; (ii) the signatures of persons executing all documents in connection with this opinion is rendered are authorized (other than with respect to Legacy Bark and the Guarantors); (iii) all documents submitted to us as originals are authentic; (iv) all documents submitted to us as copies, whether certified or not, conform to original documents and such originals are authentic; (v) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of Legacy Bark and the Guarantors were true and correct as of the date thereof; and (vi) all parties to the documents reviewed by us are duly organized and validly existing and have full power and authority to execute, deliver and perform their obligations under such documents (other than with respect to Legacy Bark and the Guarantors).

To the extent that the obligations of Legacy BARK and the Guarantors under the Notes, the Guarantees and the Indenture, as applicable, may be dependent upon such matters, we have also assumed for purposes of this opinion that (i) the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) the Trustee has been duly qualified to engage in the activities contemplated by the Indenture; (iii) the Indenture constitutes a legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms; (iv) the Trustee is in compliance generally and with respect to acting as Trustee under the Indenture, with all applicable laws and regulations; and (v) the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

We have also assumed that the choice of New York law is legal and valid under the laws of any jurisdiction outside the State of New York relevant to such parties and that insofar as any obligation referred to herein is to be performed in, or by a party organized under the laws of, any jurisdiction outside the State of New York, its performance will not be illegal or ineffective in that jurisdiction by virtue of the law of that jurisdiction.

Based on the foregoing and having regard to legal considerations we deem relevant, we are of the opinion that:

1. The Notes are valid and binding obligations of Legacy BARK and enforceable against Legacy BARK in accordance with their terms, except (a) as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws relating to or affecting the rights of creditors generally, and (b) as the enforceability of the Notes is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including without limitation (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedies and (ii) concepts of materiality, reasonableness, good faith and fair dealing.

The Original Bark Company

July 1, 2021

2. The Guarantees are valid and binding obligations of the Guarantors and enforceable against the Guarantors in accordance with their terms, except (a) as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws relating to or affecting the rights of creditors generally, (b) as the enforceability of the Guarantees is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including without limitation (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedies and (ii) concepts of materiality, reasonableness, good faith and fair dealing, and (c) the waiver of defenses by the Guarantors in the Guarantees may be limited by principles of public policy in New York, and we express no opinion with respect any so called savings clause including as set forth in Section 15.05 of the Indenture.

The opinions expressed herein are qualified to the extent that certain rights, remedies, forfeitures, penalties, waivers or elections contained in the Indenture, the Notes and the Guarantees may be rendered ineffective or limited by applicable laws or judicial decisions governing such provisions, but the application thereof would not, in our opinion, render the Indenture invalid as a whole, or render the remedies provided for therein, taken as a whole, inadequate for the practical realization of the benefits intended to be provided thereby (except for the economic consequences of procedural or other delay). In addition, we note that a court may fail or refuse to enforce provisions of agreements or documents in the exercise of its equitable powers if the enforcement thereof is based upon defaults or breaches which the court determines are immaterial to the ultimate performance contemplated thereby.

We express no opinion as to any waiver of forum non conveniens or similar doctrine with respect to proceedings in any court other than a court of the State of New York.

We have assumed for the purposes of this opinion letter that the opinions and assumptions set forth in that certain opinion letter of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP of dated June 22, 2021, are true and accurate in all respects and, in making the opinions set forth herein, we have relied upon the opinions set forth therein, including matters relating to the conversion shares issuable upon conversion of the Note pursuant to the Indenture. We have assumed for the purposes of this opinion letter that the opinions and assumptions set forth in that certain opinion letter of Teddington Legal dated June 24, 2021, are true and accurate in all respects and, in making the opinions set forth herein, we have relied upon the opinions set forth therein.

We express no opinion as to the law of any jurisdiction other than the law of the State of New York, the Delaware General Corporation Law (based solely upon our review of a standard compilation thereof and without review of any case law thereunder), the Delaware Limited Liability Company Act (based solely upon our review of a standard compilation thereof and without review of any case law thereunder) and the federal laws of the United States of America, which, in each instance, are limited to those laws in effect as of the date hereof, and those laws and regulations that a lawyer exercising customary professional diligence would reasonably recognize as being applicable to the parties or the transactions contemplated by the Indenture, the Notes and the Guarantees.

The Original Bark Company

July 1, 2021

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption “Legal Matters” in the Prospectus, without admitting that we are experts, within the meaning of the term “expert” as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit. This opinion is furnished to you in connection with the Registration Statement, is solely for your benefit and may not be relied upon, nor copies delivered to, any other person or entity without our prior written consent.

Very truly yours,

RUTAN & TUCKER, LLP